CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                PIONEER GLOBAL CONSUMER PRODUCTS & SERVICES FUND


        This Certificate of Amendment to the Certificate of Trust of Pioneer Global Consumer Products & Services Fund (hereby renamed "Pioneer Global Consumers Fund") (the "Trust") is filed in accordance with the provisions of Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o FIRST: The name of the Trust is Pioneer Global Consumer Products & Services Fund (hereby renamed "Pioneer Global Consumers Fund")

o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Global Consumer Products & Services Fund" to "Pioneer Global Consumers Fund."

o       THIRD: This amendment shall become effective immediately upon filing.


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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 13th day of November, 2001.



         /s/ Mary K. Bush
         Mary K. Bush, as Trustee and not individually



         /s/ John F. Cogan, Jr.
         John F. Cogan, Jr., as Trustee and not individually



         /s/ Richard H. Egdahl
         Richard H. Egdahl, as Trustee and not individually



         /s/ Daniel T. Geraci
         Daniel T. Geraci, as Trustee and not individually



         /s/ Margaret B.W. Graham
         Margaret B.W. Graham, as Trustee and not individually



         /s/ Marguerite A. Piret
         Marguerite A. Piret, as Trustee and not individually



         /s/ Stephen K. West
         Stephen K. West, as Trustee and not individually



         /s/ John Winthrop
         John Winthrop, as Trustee and not individually